EXHIBIT 10.1

RBC Centura	MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (“Modification Agreement”), entered into as of the 14th day of July, 2006, by COMPUTER SOFTWARE INNOVATIONS, INC. (“Borrower”, whether one or more) with a mailing address of 1661 East Main St., Easley, South Carolina 29640, and RBC CENTURA BANK (“Bank”), with a mailing address of P. O. Box 1220, Rocky Mount, North Carolina 27802.

A.	Borrower has made and issued to Bank its promissory note (“Note”) in the original principal amount and dated as indicated on Attachment 1 attached hereto.

B.	The Note, any security documents and any other loan and security documents that are outstanding with respect to the extension of credit evidenced by the Note, are hereinafter collectively referred to as the “Contract” and the Contract is hereby incorporated herein as a part of this Modification Agreement.

C.	Bank and Borrower mutually desire to modify the provisions of the Contract in the manner hereinafter set out, it being specifically understood and agreed that, except as herein modified, the terms and provisions of the Contract and the individual instruments, documents and agreements that make up the Contract shall remain unchanged and the Contract, as herein modified, shall continue in full force and effect as therein and herein written.

NOW, THEREFORE, Bank and Borrower, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt and sufficiency of which are hereby acknowledged by each, do hereby agree as follows:

Section 1. Modification. The Contract shall be, and the same is, modified in the manner set forth in Attachment 2.

Section 2. Effect of Modification. Nothing contained in this Modification Agreement shall in any way impair the security now held for the indebtedness evidenced by the Contract or the lien priority thereof, nor waive, annul, vary or affect any provision, condition, covenant and agreement contained in the Contract, nor affect or impair any rights, powers and remedies under the Contract, except as herein specifically modified to do any one or more of the foregoing. If any provision in this Modification Agreement shall be interpreted or applied by a court or other tribunal with personal and subject matter jurisdiction over the parties hereto and the Contract, as modified, so as to impair the security now held for the indebtedness or lien priority thereof, or do any one or more of any of the foregoing, such provision shall be ineffective to the extent it causes an impairment of such security or the lien priority thereof or causes any of such other consequences, or the application thereof shall be in a manner and to an extent which does not impair such security or the lien priority thereof, or result in the occurrence of any of the other consequences. This Modification Agreement does not extend the expiration dates or enlarge the terms of any property, physical damage, credit and any other insurance written in connection with or financed by said Contract.

Section 3. Financing Statements. Borrower irrevocably authorizes Bank to file such financing statements as may be necessary to protect, in Bank’s opinion, Bank’s security interests and liens and, to the extent Bank deems necessary or appropriate, to sign the name of Borrower with the same force and effect as if signed by Borrower and to make public in financing statements and other public filings such information regarding Borrower as Bank deems necessary or appropriate, including, without limitation, federal tax identification numbers, social security numbers and other identifying information.

Section 4. Usury. Bank does not intend to and shall not reserve, charge and collect interest, fees and charges under the Contract, as herein modified, in excess of the maximum rates and amounts permitted by applicable law. If any interest, fees and charges are reserved, charged and collected in excess of the maximum rates and amounts, it shall be construed as a mutual mistake, appropriate adjustments shall be made by Bank and to the extent paid, the excess shall be returned to the person making such a payment.

Section 5. Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) Borrower has not and shall not use all or any part of the extension of credit evidenced by the Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended..

Section 6. Costs and Expenses. All of the costs and expenses incurred by Bank in connection with this Modification Agreement shall be paid by Borrower upon the request of and at the time of demand for payment thereof made by Bank on Borrower. As used herein, “costs and expenses” include, without limitation, reasonable attorneys’ fees and fees of legal assistants, and reasonable fees of accountants, engineers, surveyors, appraisers and other professionals or experts – and all references to attorneys’ fees or fees of legal assistants, or fees of accountants, engineers, surveyors, appraisers or other professionals or experts shall mean reasonable fees.

Section 7. Maintenance of Records. Bank is authorized to maintain, store and otherwise retain this Modification Agreement and the other documents constituting the Contract in their original, inscribed tangible forms or records thereof in an electronic medium or other non-tangible medium which permits such records to be retrieved in perceivable forms.

Section 8. Waiver of Jury Trial. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Modification Agreement and waives any right to a trial by jury in any action or proceeding arising from or related to the Contract, as herein modified.

Section 9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State whose laws govern the Contract, excepting, however, its conflict of law provisions.

Section 10. Reservation of Rights; Entire Agreement. Bank does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Contract. The Contract, as herein modified, contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of the Contract, all of which shall remain in full force and effect, as modified herein. This Modification Agreement shall be binding upon any assignee and successor in interest of the parties hereto. Borrower waives and will not assert against any transferee and assignee of Bank any claims, defenses, set-offs and rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive. All references herein to the “Modification Agreement” include any supplemental agreements filed of record to reflect modifications of any of the instruments, documents and other agreements making up the Contract that are of record.

(Signatures On Next Page)

The undersigned have executed this Modification Agreement under seal as of the day and year first above stated.

BANK:

RBC CENTURA BANK

By:	/s/ Charles H. Arndt
Print Name:	Charles H. Arndt
Title:	Market Executive

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC.		Witness:

By:	/s/ Nancy K. Hedrick	/s/ David Dechant
Print Name:	Nancy K. Hedrick	Print Name:	David Dechant
Title:	President and CEO

Attachment 1

To

Modification Agreement

1.	Describe Promissory Note (Date, Original Amount, Current Amount and all Modifications):

Commercial promissory Note from Computer Software Innovations, Inc. to RBC Centura Bank, dated March 14, 2005, in the original principal amount of $3,000,000.00, as modified by Letter Agreement, dated February 23, 2006, and by change in Terms Agreement, dated April 24, 2006.

Attachment 2

To

Modification Agreement

The Contract shall be, and the same is, modified as follows:

1.	The principal amount of the Note shall be and is hereby increased to the sum of Three Million Five hundred Thousand and 00/100 Dollars ($3,500,000.00).

2.	The maturity date stated in the Note is changed to July 15, 2007 and to the extent the maturity date is stated in any of the other individual instruments, documents and agreements that make up the Contracts, the maturity date stated therein is changed to the date stated herein.